CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Amendment No. 2 to Form S-1 of our report dated May 28, 2008, relating to the financial statements of Supatcha Resources, Inc. for its fiscal year ended February 29, 2008, which is incorporated by reference therein.

/s/ Murrell, Hall, McIntosh, & Co. PLLP

Oklahoma City, Oklahoma
December 3, 2008

Murrell, Hall, McIntosh & Co., PLLP • Certified Public Accountants
2601 N.W. Expressway Suite 700E • Oklahoma City, OK 73112 • 405.842.4420 • F. 405.842.3776 • www.mhmcpa.com